Exhibit 99.2

News Release

	Contacts:	Matt Assiff, SVP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATE RELEASE
Jack Lascar / jlascar@drg-e.com
Anne Pearson / apearson@drg-e.com
DRG&E / 713-529-6600
COPANO ENERGY PRESENTION SCHEDULE AT THE
7th ANNUAL WACHOVIA PIPELINE AND MLP SYMPOSIUM HAS CHANGED
     HOUSTON — December 4, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced yesterday that John Eckel, its Chairman and Chief Executive Officer, will speak at the 7th Annual Wachovia Pipeline and MLP Symposium, to be held December 9-10, 2008, at the Jumeirah Essex House in New York City.
     Copano Energy’s presentation at the conference has been rescheduled to be webcast live on Tuesday, December 9, 2008, at 10:45 a.m. Eastern Time (9:45 a.m. Central Time), rather than 10:20 a.m. Eastern Time as originally scheduled. The presentation is expected to last approximately 25 minutes. To listen to a live audio webcast and view Copano Energy’s presentation material, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Event Calendar”. A replay of the presentation will be archived on the website shortly after the presentation is concluded.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
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